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                                                                    EXHIBIT 99.5


                                   GRANT DEED

        FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, M-F DOWNTOWN SUNNYVALE, LLC, a Delaware limited liability company ("Grantor") hereby grants to HANDSPRING FACILITY COMPANY, LLC, a Delaware limited liability company ("Grantee") the building and all other improvements located within that certain parcel of real property situated in Sunnyvale, Santa Clara County, California, described as follows:

        Parcel 4 as shown and described on that certain Parcel Map filed for record in the Office of the Recorder of the County of Santa Clara, State of California, on November 22, 2000 in Book 734 of Maps at pages 17 through 21, inclusive.

        THE FOREGOING GRANT IS MADE SUBJECT TO all easements, liens, encumbrances, covenants, conditions, reservations and exceptions of record, including but not limited to that certain Amended and Restated Lease Agreement (Building 3) between Grantor and Grantee and dated as of January 29, 2003.

        IN WITNESS WHEREOF, this Grantor has executed this Grant Deed as of January 29, 2003.

                                        GRANTOR:

                                        M-F DOWNTOWN SUNNYVALE, LLC,
                                        a Delaware limited liability company

                                        By: M-D Ventures, Inc., a California
                                            Corporation, its Manager


                                            By: /s/ John Mozart
                                                ----------------------------
                                                John Mozart, its President
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STATE OF CALIFORNIA          )
                             )ss.
COUNTY OF ______________     )


        On January __, 2003, before me, _______________________, personally appeared John Mozart, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

        WITNESS my hand and official seal.
                                           -------------------------------------
                                                        Notary Public